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                                                                    Exhibit 3.1

                                 DECLARATION OF TRUST

                                          OF

                             CENTERPOINT PROPERTIES TRUST

     THIS DECLARATION OF TRUST is made as of August 12, 1997 by the undersigned Trustees.

                                     ARTICLE I

                                     THE TRUST

     Section 1.1.   NAME.  The name of the trust (hereinafter the "Trust") is:

                            CenterPoint Properties Trust

     Section 1.2. PRINCIPAL OFFICE; RESIDENT AGENT. The post office address of the principal office of the Trust in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase St., Baltimore, Maryland 21202.
The name of the resident agent of the Trust in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

     Section 1.3. NATURE OF TRUST. The Trust is a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), or any successor statute. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint stock association or, except as contemplated in Section 9.1, a corporation.

     Section 1.4. POWERS. The Trust shall have all of the powers granted to real estate investment trusts generally under Title 8 and shall have any other and further powers as are not inconsistent with Title 8 or any other applicable law.

     Without limiting the generality of the foregoing, the Trust (i) may continue the business of CenterPoint Properties Corporation, a Maryland corporation (the "Predecessor Corporation"), with and into which the Trust will be merged (the "Merger") with the Trust as the surviving entity and (ii) may engage in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code"). For purposes of this Declaration of Trust, the term "REIT" shall mean a real estate investment trust as described in the Code.

     Section 1.5. DURATION OF TRUST; SALE OF ASSETS. The Trust shall continue perpetually unless terminated pursuant to any applicable provision of Title 8. The Trust may be voluntarily dissolved or consolidated or its existence terminated only by the affirmative vote of the holders of not less than two-thirds of all of the shares of beneficial interest then outstanding and entitled to vote on the matter. The Trust may sell or otherwise dispose of all or substantially all of the real and personal property of the Trust (the "Trust Property") only by the affirmative vote of the


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holders of not less than two-thirds of all shares of beneficial interest then outstanding and entitled to vote on the matter.

                                     ARTICLE II

                                    TRUST SHARES

     Section 2.1. AUTHORIZED SHARES. The total number of shares of beneficial interest which the Trust has authority to issue is 60,000,000 shares (the "Shares"), of which 47,727,273 are Common Shares, par value $.001 per share ("Common Shares"), 2,272,727 are Class B Common Shares, par value $.001 per share ("Class B Common Shares"), and 10,000,000 are Series Preferred Shares, par value $.001 per share ("Preferred Shares"). The aggregate par value of all authorized shares of beneficial interest having par value is $60,000.

     Section 2.2. VOTING RIGHTS. Subject to the provisions of Article IV regarding Excess Shares (as such term is defined therein), each Common Share shall entitle the holder thereof to one vote.

     Section 2.3. ISSUANCE OF PREFERRED SHARES. The Preferred Shares may be issued, from time to time, in one or more series as authorized by the Board of Trustees. Prior to issuance of shares of each series of Preferred Shares, the Board of Trustees by resolution shall designate that series to distinguish it from all other series of Preferred Shares and classes of shares of beneficial interest of the Trust, shall specify the number of shares to be included in that series of Preferred Shares and, subject to the provisions of Article IV regarding Excess Shares, shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

     Section 2.4. CLASSIFICATION OR RECLASSIFICATION OF UNISSUED SHARES. Subject to the express terms of any series of Preferred Shares or any class of Common Shares outstanding at the time and notwithstanding any other provision of the Declaration of Trust, the Board of Trustees may increase or decrease the number of, alter the designation of or classify or reclassify any unissued Shares by setting or changing, in any one or more respects, from time to time before issuing the Shares, and, subject to the provisions of Article IV regarding Excess Shares, the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any series or class of Shares.

     Section 2.5. SALE OF SHARES. The Board of Trustees, in their discretion, may from time to time issue or sell or contract to issue or sell Shares, including Shares held in the treasury, to such party or parties and for money or property actually received, as permitted under the laws of the State of Maryland, at such time or times, and on such terms as the Trustees deem appropriate. In connection with any issuance of Shares, the Trustees, in their discretion, may provide for the issuance of fractional Shares.

     Section 2.6. DECLARATION OF TRUST AND BY-LAWS. All persons who shall acquire shares of beneficial interest in the Trust at any time and from time to time shall acquire the same subject to the provisions of this Declaration of Trust and the By-Laws of the Trust.


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     Section 2.7.   CLASS B COMMON SHARES.  The Class B Common Shares shall have the following rights:

                    (1)  Dividend Rights.

                         (a) The holders of record of outstanding Class B Common Shares shall be entitled to receive, when and as declared by the Board of Trustees, out of funds legally available therefor, cash dividends which are payable when, as and if authorized by the Board of Trustees, PARI PASSU with any dividends paid on the Trust's Common Shares, in an amount per share equal to the Class B Common Shares Common Dividend Amount, as in effect from time to time. The initial per share Class B Common Shares Common Dividend Amount per annum shall be equal to $1.7268. Each calendar quarter after the effective date of the Merger (the "Effective Date") (or, if the Effective Date is not on the first day of a calendar quarter, the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Merger shall have occurred) is referred to hereinafter as a "Dividend Period." The amount of dividends payable with respect to each full Dividend Period for the Class B Common Shares shall be computed by dividing the Class B Common Shares Common Dividend Amount by four. The amount of dividends on the Class B Common Shares payable with respect to the initial Dividend Period shall be computed ratably on the basis of the actual number of days in such Dividend Period and, if the Effective Date is not on the first day of a calendar quarter, shall include the amount of dividends payable with respect to the portion of the dividend period of the Class B Common Stock of the Predecessor Corporation beginning on the first day of calendar quarter of the Merger and ending on the day immediately prior to the Effective Date computed ratably on the basis of the actual number of days in such dividend period of the Predecessor Corporation's Class B Common Stock. The amount of dividends on the Class B Common Shares payable with respect to any other Dividend Period shorter or longer than a full Dividend Period shall be computed ratably on the basis of the actual number of days in such Dividend Period. In the event of any change in the quarterly cash dividend per share applicable to the Common Shares after the date of this Declaration of Trust, the quarterly cash dividend per share of the Class B Common Shares shall be adjusted for the same Dividend Period by an amount computed by multiplying the amount of the change in the Common Shares dividend by the Conversion Ratio (as defined in Section 2.7(3)(b)).

                         (b)  In the event the Trust shall declare a
     distribution payable in (i) securities of other persons, (ii) evidences of indebtedness issued by the Trust or other persons, (iii) assets (excluding cash dividends) or (iv) options or rights to purchase shares or evidences of indebtedness in the Trust or other persons, then, in each such case for the purpose of this Section 2.7(1), the holders of the Class B Common Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Shares of the Trust into which their shares of Class B Common Shares are or would be convertible (assuming such shares of Class B Common Shares were then convertible) as of the record date fixed for determination of the holders of Common Shares of the Trust entitled to receive such distribution.

                    (2)  Liquidation Rights.


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                         (a)  Subject to any prior rights of any other class or
     series of shares, the holders of Class B Common Shares shall be entitled to receive the remaining assets of the Trust available for distribution pro rata with the other holders of shares of the Trust as though they were the holders of the number of Common Shares of the Trust into which their Class B Common Shares are or would be convertible (assuming such Class B Common Shares were then convertible) as of the record date applicable to such distribution.

                         (b) Neither a consolidation or merger of the Trust with or into any other trust or corporation, nor a merger of any other trust or corporation into the Trust, nor the purchase or redemption of all or part of any outstanding class or classes of shares of the Trust, nor a sale or transfer of all or any part of its assets, shall be considered a liquidation, dissolution or winding up of the Trust within the meaning of this Section 2.7(2).

                    (3)  Conversation Rights.

                         (a)  MANDATORY CONVERSION INTO COMMON SHARES.

                              (i)    Beginning on September 30, 1998, and at
     the end of each calendar quarter thereafter, such number of shares of Class B Common Shares will mandatorily convert into such number of Common Shares as will result in the holders of the Class B Common Shares owning, in the aggregate, 4.9% of the then outstanding Common Shares; and if on any such date the total number of outstanding Class B Common Shares would not, upon conversion, result in the holders thereof owning, in the aggregate, 4.9% of the then outstanding Common Shares, then all such outstanding Class B Common Shares will mandatorily convert into Common Shares. The Company will notify the Investor in writing at least five (5) business days prior to the end of each calendar quarter as to the number of Class B Common Shares subject to mandatory conversion, which number will be revised, if necessary, as a result of intervening events, no later than two (2) business days after the end of the applicable quarter.

                              (ii)   On September 21, 2005, each remaining
     Class B Common Share which has not been converted to Common Shares shall mandatorily convert to that number of fully paid and nonassessable Common Shares equal to the Conversion Ratio, as adjusted, regardless of the 4.9% limitation described in Section 2.7(3)(a)(i) above.

                              (iii)  The Trust shall make such arrangements as
     it deems appropriate for the issuance as soon as practicable of certificates representing Common Shares issued upon the mandatory conversion of the Class B Common Shares in exchange for and contingent upon surrender by the holder of the certificate(s) representing such holder's Class B Common Shares. From and after the date of mandatory conversion, certificates representing Class B Common Shares shall be deemed to represent an equal number of Common Shares.


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                         (b)  RIGHT TO CONVERT.

                         Beginning on September 21, 1998, the holders of Class B Common Shares shall have the right, at their option, to convert each such share, at any time and from time to time, into one fully paid and nonassessable Common Share (the "Conversion Ratio," which is subject to adjustment as provided below); PROVIDED, HOWEVER, that no holder of Class B Common Shares shall be entitled to convert such Class B Common Shares into Common Shares pursuant to the foregoing provision, if, as a result of such conversion, such person would become the Beneficial Owner of more than 4.9% of the Trust's outstanding Common Shares. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934 (or any successor provision thereto). Notwithstanding the foregoing, the foregoing conversion right may be exercised at any time after the Effective Date and irrespective of the 4.9% limitation (and no such limit shall apply) if any of the following circumstances occurs any time after the Effective Date:

                              (i) For any two consecutive fiscal quarters, the aggregate amount outstanding as of the end of the quarter under
          (1) all mortgage indebtedness of the Trust and its consolidated entities and (2) unsecured indebtedness of the Trust and its consolidated entities for money borrowed that has not been made generally subordinate to the other indebtedness for borrowed money of the Trust or any consolidated entity exceeds fifty-five percent (55%) of the Trust's total market capitalization, defined as the market value of all of the Trust's outstanding shares, assuming the conversion of all outstanding convertible securities, including the Class B Common Shares plus the amount of the Company's total non-convertible indebtedness (all as such items of indebtedness and capitalization are reported in consolidated financial statements contained in the Trust's Form 10-Ks and Form 10-Qs as filed with the Securities and Exchange Commission); or

                              (ii) Fewer than three of John S. Gates, Jr., Robert M. Stovall, Michael M. Mullen and Paul S. Fisher are continuing as Key Managers of the Trust. (For purposes of this subparagraph
          (ii), a "Key Manager" shall mean a Person who is (a) employed by the Trust and (b) actively participates as a senior executive officer in the management of the Trust); or

                              (iii) If (A) the Trust shall be party to, or shall have announced or entered into an agreement for, any transaction (including, without limitation, a merger, consolidation, statutory share exchange or sale of all or substantially all of its assets (each of the foregoing a "Transaction")), in each case as a result of which Common Shares shall have been or will be converted into the right to receive shares, securities or other property (including cash or any combination thereof) or which has resulted or will result in the holders of Common Shares immediately prior to the Transaction owning less than 50% of the Common Shares after the Transaction, or (b) a "change of control" as defined in the next


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          sentence occurs with respect to the Trust.  A change of control shall mean the acquisition (including by virtue of a merger, share exchange or other business combination) by one shareholder or a group of shareholders acting in concert with the power to elect a majority of the Trust's Board of Trustees. The Trust shall notify the holders of Class B Common Shares promptly if any of the events listed in this
          Section 2.7(3)(b)(iii) shall occur.

               (c) The Trust shall make such arrangements as it deems appropriate for the issuance as soon as practicable of certificates representing Common Shares issued upon the mandatory conversion of the Class B Common Shares in exchange for and contingent upon surrender by the holder of the certificate(s) representing such holder's Class B Common Shares. From and after the date of mandatory conversion, certificates representing Class B Common Shares shall be deemed to represent an equal number of Common Shares.

               (d) PROCEDURE FOR CONVERSION. In order to exercise its right to convert Class B Common Shares into Common Shares pursuant to Section 2.7(3)(b) above, the holder thereof shall surrender the certificate(s) therefor, duly endorsed if the Trust shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Trust, at the office of any transfer agent for the Class B Common Shares, or if there is no such transfer agent, at the principal offices of the Trust, or at such other office as may be designated by the Trust, together with written notice that such holder elects to convert such shares. Such notice shall also state the name(s) and address(es) in which such holder wishes the certificate(s) for the Common Shares issuable upon conversion to be issued. As soon as practicable after an optional conversion, the Trust shall issue and deliver at said office a certificate or certificates for the number of whole Common Shares issuable upon conversion of the Class B Common Shares duly surrendered for conversion, to the person(s) entitled to receive the same. Class B Common Shares shall be deemed to have been converted immediately prior to the close of business on the date on which the certificates therefor and notice of election to convert the same are duly received by the Trust in accordance with the foregoing provisions, and the person(s) entitled to receive the Common Shares issuable upon such conversion shall be deemed for all purposes as record holder(s) of such Common Shares as of the close of business on such date.

               (e) NO FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of the Class B Common Shares into Common Shares, and the number of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Class B Common Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion. As to any final fraction of a share which the holder of one or more Class B Common Shares would be entitled to receive upon exercise of his conversion right, the Trust shall pay a cash adjustment in an amount equal to the same fraction of the last sale price (or bid price if there were no sales) per share of Common Shares


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     on the New York Stock Exchange on the business day which next precedes the conversion date or, if such Common Shares is not then listed or admitted to trading on such Exchange, on any national securities exchange, of the market price per share (as determined in a manner prescribed by the Board of Trustees of the Trust) at the close of business on the business day which next precedes the conversion date.

          (f)  ADJUSTMENTS.

               (i) The Conversion Ratio shall be subject to adjustment as follows:

                    (A) In the event the Trust shall at any time (i) pay a dividend or make a distribution to holders of Common Shares in shares,
          (ii) subdivide its outstanding Common Shares into a larger number of shares, (iii) combine its outstanding Common Shares into a smaller number of shares, or (iv) issue by reclassification of its Common Shares any shares of the Trust, the Conversion Ratio in effect immediately prior thereto shall be adjusted as provided below so that the holder of any Class B Common Shares thereafter surrendered for conversion shall be entitled to receive the number of shares of the Trust which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Class B Common Share been converted immediately prior to the happening of such event. Any adjustment made pursuant to this subparagraph (a) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                    (B) In case the Trust shall issue rights or warrants to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the current market price (as hereinafter defined) per share of Common Shares at the record date mentioned below, the number of Common Shares into which each Class B Common Share shall thereafter be convertible shall be determined by multiplying the number of Common Shares into which such Class B Common Share was therefore convertible by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such


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          current market price.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

                    (C) In case the Trust shall distribute to all holders of its Common Shares evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase securities issued by the Trust or property of the Trust (excluding those referred to in subparagraph
          (B) above), then in each such case the number of Common Shares into which each Class B Common Share shall thereafter be convertible shall be determined by multiplying the number of Common Shares into which such Class B Common Share was theretofore convertible by a fraction, of which the numerator shall be the current market price per Common Share, and of which the denominator shall be such current market price per Common Share, less the then fair market value (as determined by the Board of Trustees of the Trust, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed or of such rights or warrants applicable to one share of the Common Shares. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution.

                    (D) If any such rights or warrants referred to above shall expire without having been exercised, the Conversion Ratio as theretofore adjusted because of the issue of such rights or warrants shall forthwith be readjusted to the Conversion Ratio which would have been in effect had an adjustment been made on the basis that only the rights or warrants so issued or sold were those rights or warrants actually exercised and that with respect to any such rights or warrants to subscribe for or purchase securities issued by the Trust, other than Common Shares or property of the Trust, the fair market value thereof shall be the fair market value of the rights or warrants actually exercised. If any such rights or warrants shall expire without having been exercised, the Conversion Ratio as theretofore adjusted because of the issue of such rights or warrants shall forthwith be readjusted to the Conversion Ratio which would have been in effect had an adjustment been made on the basis that the only rights or warrants, so issued or sold, were those rights or warrants actually exercised and that with respect to any such rights or warrants to subscribe for or purchase securities issued by the Trust, other than Common Shares, or property of the Trust the fair market value thereof


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          shall be the fair market value of the rights or warrants actually exercised.

                    For the purpose of any computation under this paragraph (i) the current market price per Common Share at any date shall be deemed to be the average of the daily closing prices for the fifteen (15) consecutive business days commencing thirty (30) business days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Common Shares are not listed or admitted to trading on such Exchange, on any national securities exchange, designated by the Board of Trustees, on which the Common Shares are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Trust for the purpose.

                    All calculations under this paragraph (i) shall be made to the nearest cent or to the nearest 1/100th of a share as the case may be.

               (ii) No adjustment of the Conversion Ratio shall be made as a result of or in connection with the issuance of Common Shares of the Trust pursuant to options or stock purchase agreements now or hereafter granted or entered into with directors, officers or employees of the Trust or its subsidiaries in connection with their employment, whether entered into at the beginning of the employment or at any time thereafter.

               (iii)  In case of:

                      (A)     any capital reorganization of the Trust, or

                      (B) the consolidation or merger of the Trust with or into another trust or corporation, or

                      (C) a statutory share exchange whereby the Trust's Common Shares are converted into property other than cash, or

                      (D) the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Trust as a result of which sale, transfer or other disposition property other than cash shall be payable or


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               distributable to the holders of the Common Shares, then, in each such case, each Class B Common Share shall thereafter be convertible into the number and class of shares or other securities or property of the Trust, or of the trust or corporation resulting from such consolidation or merger or with or to which such statutory share exchange, sale, transfer or other disposition shall have been made, to which the Common Shares otherwise issuable upon conversion of such Class B Common Share would have been entitled upon such reorganization, consolidation, merger, statutory share exchange, or sale, transfer or other disposition if outstanding at the time thereof; and in any such case appropriate adjustment, as determined by the Board of Trustees, shall be made in the application of the provisions set forth in this Section 2.7(f) with respect to the conversion rights thereafter of the holders of the Class B Common Shares, to the end that such provisions shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or securities or other property thereafter issuable or deliverable upon the conversion of Class B Common Shares. Proper provision shall be made as a part of the terms of any such reorganization, consolidation, merger, statutory share exchange or sale, transfer or other disposition whereby the conversion rights of the holders of Class B Common Shares shall be protected and preserved in accordance with the provisions of this paragraph
               (iii). The provisions of this paragraph (iii) shall similarly apply to successive capital reorganizations, consolidations, merger, statutory share exchanges, sales, transfers or other dispositions of property as aforesaid.

               (iv) Upon conversion of any Class B Common Shares, no payment or adjustment shall be made on account of dividends accrued, whether or not in arrears, on such shares or on account of dividends declared and payable to holders of Common Shares of record on a date prior to the date of conversion.

               (v) Whenever the Conversion Ratio shall be adjusted as herein provided, the Trust shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of Class B Common Shares a notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio, together with an explanation of the calculation of the same.

               (vi) If the Trust shall be party to any Transaction in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or


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     any combination thereof), the holder of each Class B Common Share shall have the right after such Transaction to convert such share, pursuant to the optional conversion provisions hereof, into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such Transaction by a holder of the number of Common Shares issuable upon conversion of such Class B Common Share immediately prior to such Transaction. The Trust shall not be party to any Transaction unless the terms of such Transaction are consistent with the provisions of this
     Section 2.7(3)(f)(vi), and it shall not consent to or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class B Common Shares, thereby enabling the holders of the Class B Common Shares to receive the benefits of this
     Section 2.7(3)(f)(vi) and the other provisions of this Declaration of Trust. Without limiting the generality of the foregoing, provision shall be made for adjustments in the Conversion Ratio which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 2.7(3)(f)(i). The provisions of this Section 2.7(3)(f)(vi) shall similarly apply to successive Transactions.

               (vii) In the event that the Trust shall propose to effect any Transaction which would result in an adjustment under Section 2.7(3)(f)(vi), the Trust shall cause to be mailed to the holders of record of Class B Common Shares at least twenty (20) days prior to the applicable date hereinafter specified a notice stating the date on which such Transaction is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their shares of Common Shares for securities or other property deliverable upon such Transaction. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such Transaction.

          (g)  OTHER.

                      (i) The Trust shall at all times reserve and keep available out of its authorized but unissued Common Shares the maximum number of Common Shares issuable upon the conversion of all Class B Common Shares then outstanding, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Class B Common Shares, in addition to such other remedies as shall be available to the holder of such Class B Common Shares, the Trust shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes.

                      (ii) The Trust shall pay any taxes that may be payable in respect of the issuance of Common Shares upon conversion of Class B Common Shares, but the Trust shall not be required to pay any taxes which may be payable in respect of any transfer of shares of Class B Common Shares or any transfer involved in the issuance of Common Shares in a name other than that in which the Class B Common Shares so converted are registered, and the Trust shall not be required to transfer any such Class B Common Shares or to issue or deliver any such Common Shares unless and until the person(s) requesting such transfer or issuance shall have paid to the Trust the amount of any such taxes, or shall have established to the satisfaction of the Trust that such taxes have been paid.

                      (iii) The Trust will not, by amendment of the Declaration of Trust or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Trust, but will at all times in good faith assist in carrying out of all the provisions of this Declaration of Trust and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of the Class B Common Shares against impairment.

                      (iv) Holders of Class B Common Shares shall be entitled to receive copies of all communications by the Trust to its holders of Common Shares, concurrently with the distribution to such shareholders.

                      (v) All Common Shares issued upon conversion of shares of Class B Common Shares shall upon issue be fully paid and nonassessable by the Trust and free from original issue taxes.

     (4) Voting Rights. The holders of record of Class B Common Shares shall not be entitled to vote on any matter on which the holders of record of Common Shares are entitled to vote, except that the holders of a majority of the Class B Common Shares, voting as a separate class, shall be required to vote on and approve: (a) any material adverse change in the rights, preferences or privileges of the Class B Common Shares and (b) any creation of a new class of stock having rights, preferences or privileges senior to or in parity with the rights, preferences or privileges of the Class B Common Shares.

     (5) Reacquired Shares. Class B Common Shares converted, redeemed or otherwise purchased or acquired by the Trust shall be restored to the status of authorized but unissued Common Shares without designation as to series.

                                    ARTICLE III

                         PROVISIONS FOR DEFINING, LIMITING
                        AND REGULATING CERTAIN POWERS OF THE
                     TRUST AND OF THE SHAREHOLDERS AND TRUSTEES

          Section 3.1. NUMBER AND CERTIFICATION. The number of trustees of the Trust initially shall be seven (the "Trustees"), which number may be increased or decreased pursuant to the By-Laws of the Trust; provided, however, that (a) if there are shares outstanding and so long as there are three or more shareholders, the number of Trustees shall never be less than three and (b) if there are shares outstanding and so long as there are less than three shareholders, the number of Trustees may be less than three but not less than the number of shareholders. The names of the trustees who shall serve effective immediately and until their successors are duly elected and shall qualify are:

                                   Martin Barber
                                 John S. Gates, Jr.
                                 Robert L. Stovall
                                 Nicholas C. Babson
                                    Alan D. Feld
                                  John J. Kinsella
                                 Thomas E. Robinson

     At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders shall elect the trustees, who shall serve until their successors are duly elected and shall qualify.

     Section 3.2. POWERS OF TRUSTEES. Subject to the express limitations set forth herein or in the By-Laws, (i) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (ii) the Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions as in their sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees.

     Section 3.3. RESIGNATION, REMOVAL AND DEATH. A Trustee may resign at any time by giving written notice thereof in recordable form to the other Trustees at the principal office of the Trust. A Trustee may be removed, with or without cause, by the shareholders upon the affirmative vote of a majority of all of the votes entitled to be cast for the election of Trustees. A Trustee may be removed, with or without cause, by the Board of Trustees upon the affirmative vote of a majority of the then acting Trustees. A special meeting of the shareholders or the Board of Trustees may be called, in accordance with the By-Laws of the Trust, for the purpose of removing a Trustee. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents and render such accounting as the remaining Trustees require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his status as a Trustee shall immediately terminate, and his legal representatives shall perform the acts set forth in the preceding sentence.

     Section 3.4.     AUTHORIZATION BY BOARD OF ISSUANCE OF SHARES OF
BENEFICIAL INTEREST. The Board of Trustees of the Trust may authorize the issuance from time to time of shares of beneficial interest of the Trust of any class, whether now or hereafter authorized, or securities convertible into shares of beneficial interest of any class, whether now or hereafter authorized, for such consideration as the Board of Trustees in its sole discretion may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the By-Laws of the Trust or in the general laws of the State of Maryland.

     Section 3.5. PREEMPTIVE RIGHTS AND APPRAISAL RIGHTS. Except as may be provided by the Board of Trustees in authorizing the issuance of Preferred Shares pursuant to Article II, Section 3, no holder of Shares shall, as such holder, (i) have any preemptive right to purchase or subscribe for any additional shares of beneficial interest of the Trust or any other security of the Trust which it may issue or sell or (ii) except as expressly required under Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

     Section 3.6. INDEMNIFICATION. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse expenses under the procedure provided by such Maryland law in advance of final disposition of a proceeding to, (i) any individual who is a present or former Trustee or officer of the Trust or (ii) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served another trust, partnership, joint venture, corporation, employee benefit plan or any other enterprise as a trustee, officer, partner or trustee of such trust, partnership, joint venture, corporation, employee benefit plan or other enterprise. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust, including, without limitation, the Predecessor Corporation, in any of the capacities, or similar to the capacities, described in (i) or (ii) above and to any employee or agent of the Trust or a predecessor of the Trust, including, without limitation, the Predecessor Corporation.

     Section 3.7. ADVISOR AGREEMENTS. Subject to such approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Trustees may authorize the execution and performance by the Trust of one or more agreements with any person, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Trustees, any such other person, association, company, trust, partnership (limited or general) or other organization (the "Advisor") shall render or make available to the Trust managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Trustees, the management or supervision of the investments of the Trust) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Trustees, the compensation payable thereunder by the Trust).

     Section 3.8. RELATED PARTY TRANSACTIONS. Without limiting any other procedures available by law or otherwise to the Trust, the Board of Trustees may authorize any agreement of the character described in Section 3.7 or other transaction with any person, association, company, trust, partnership (limited or general) or other organization, although one or more of the Trustees or officers of the Trust may be a party to any such agreement or an officer, trustee, shareholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to the Board of Trustees, and the contract or transaction is approved by the affirmative vote of a majority of the disinterested Trustees, even if they constitute less than a quorum of the Board. Any Trustee of the Trust who is also a trustee, officer, shareholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Trustees considering such matter.

     Section 3.9. DETERMINATION BY BOARD. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with this Declaration of Trust and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Trust and every holder of its shares: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its shares or the payment of other distributions on its shares; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust, and any matters relating to the acquisition, holding and disposition of any assets by the Trust. In performing his duties under this Declaration of Trust, a Trustee is entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by: (i) an officer or employee of the Trust whom the Trustee reasonably believes to be reliable and competent in the matters presented; (ii) a lawyer, public accountant or other person, as to a matter which the Trustee reasonably believes to be within the person's professional or expert competence; or (iii) a committee of the board on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

     Section 3.10. LEGAL TITLE. Legal title to all Trust Property shall be vested in the Trust, but it may cause legal title to any Trust Property to be held by or in the name of any or all of the Trustees or any other individual, corporation, partnership, estate, trust, association or private foundation as nominee. Any right, title or interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section
3.3 or otherwise. Written evidence of qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trust or Trustees may deem necessary or desirable.

     Section 3.11. RESERVED POWERS OF BOARD. The enumeration and definition of particular powers of the Board of Trustees included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of this Declaration of Trust, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland as now or hereafter in force.

                                     ARTICLE IV

                              RESTRICTION ON TRANSFER
                        ACQUISITION AND REDEMPTION OF SHARES

     Section 4.1. DEFINITIONS. For the purpose of this Article IV, the following terms shall have the following meanings:

          "Act" means the Securities Act of 1933, as amended.

          "Beneficial Ownership" shall mean ownership of Equity Shares (as hereinafter defined) by a Person (as hereinafter defined) who would be treated as an owner of such Equity Shares under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code but without regard to Section 856(h)(3) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

          "Beneficiary" shall mean the beneficiary of the Special Trust (as hereinafter defined) as determined pursuant to Section 4.19 of this Article IV.

          "Debt" shall mean indebtedness of (i) the Trust or (ii) any subsidiary thereof.

          "Equity Shares" shall mean either Common Shares or Preferred Shares.

          "Excess Shares" shall have the meaning set forth in Section 4.3.

          "Existing Holder" shall mean Capital and Regional Properties plc, a United Kingdom corporation.

          "Existing Holder Limit" shall initially mean 18.0%, in number of shares or value, of the outstanding Equity Shares of the Trust, and after any adjustment as set forth in Section 4.10 of this Article IV, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of shares of the outstanding Equity Shares of the Trust shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          "Market Price" shall mean the last reported sales price of Common Shares or Preferred Shares, as the case may be, reported on any nationally registered securities exchange on the trading day immediately preceding the relevant date, or if not then traded on any such exchange, the last reported sales price of the Common Shares or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares or Preferred Shares, as the case may be, may be traded, or if not then traded over any exchange or quotation system, then the market price of the Common Shares or Preferred Shares, as the case may be, on the relevant date as determined in good faith by the Board of Trustees of the Trust.

          "Ownership Limit" shall initially mean 9.8%, in number of shares or value, of the outstanding Equity Shares of the Trust, and after any adjustment as set forth in Section 4.10 of this Article IV, shall mean such greater percentage of the outstanding Equity Shares as so adjusted. The number and value of shares of the outstanding Equity Shares of the Trust shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a)) or 501(c)(17) of the
Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code or any successor statute, joint stock company or other entity; but does not include an underwriter which participated in any public offering registered under the Act of any shares of the Trust for a period of 30 days following the purchase by such underwriter of the Common Shares and/or Preferred Shares.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares (as defined in Section 4.3 of this Article IV), the purported beneficial transferee for whom the Purported Record Transferee (as hereinafter defined) would have acquired shares of Equity Shares, if such transfer had been valid under Section 4.2 of this Article IV.

          "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record Holder of the Equity Shares if such transfer had been valid under Section 4.2 of this Article IV.

          "Restriction Termination Date" shall mean the first day on which the Board of Trustees of the Trust determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

          "Special Trust" shall mean the trust created pursuant to Section 4.15 of this Article IV.

          "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, but excluding the exchange of Debt for Equity Shares), whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

          "Trustee" shall mean the Trust as trustee for the Special Trust, and any successor trustee appointed by the Trust.

     Section 4.2.     OWNERSHIP LIMITATION.  (i)  Except as provided in Section
4.12 of this Article IV, until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own shares of Common Shares and/or Preferred Shares in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Common Shares and/or Preferred Shares in excess of the Existing Holder Limit for such Existing Holder.

               (ii) Subject to Section 4.22, notwithstanding any other provisions of this Article IV and except as provided in Sections 4.9 and 4.12 of this Article IV, until the

Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Common Shares and/or Preferred Shares in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

               (iii) Subject to Section 4.22, notwithstanding any other provisions of this Article IV and except as provided in Sections 4.9 and 4.12 of this Article IV, until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Common Shares and/or Preferred Shares in excess of the Existing Holder Limit shall be void AB INITIO as to the Transfer of such Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the Existing Holder Limit; and such Existing Holder shall acquire no rights in such Common Shares and/or Preferred Shares.

               (iv) Subject to Section 4.22, notwithstanding any other provisions of this Article IV and except as provided in Section 4.12 of this
Article IV, until the Restriction Termination Date, any Transfer that, if effective, would result in the Common Shares and/or Preferred Shares being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of such shares of Common Shares and/or Preferred Shares which would be otherwise Beneficially Owned by the transferee; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

               (v) Until the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of the shares of Common Shares and/or Preferred Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code or any successor statute; and the intended transferee shall acquire no rights in such Common Shares and/or Preferred Shares.

     Section 4.3. EXCESS SHARES. (i) If, notwithstanding the other provisions contained in this Article IV, at any time until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust such that any Person would Beneficially Own Common Shares and/or Preferred Shares in excess of the Ownership Limit or that the Existing Holder would Beneficially Own Common Shares and/or Preferred Shares in excess of the Existing Holder Limit, then, except as otherwise provided in Sections 4.9 and 4.12, such Common Shares and/or Preferred Shares in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole share) shall constitute "Excess Shares" and be treated as provided in this Article IV. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

               (ii) If, notwithstanding the other provisions contained in this Article IV, at any time until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust (except for a change resulting from the exchange of Debt for Equity Shares) which, if effective, would cause the Trust to become "closely held" within the meaning of
Section 856(h) of the Code or any successor statute, then the Common

Shares and/or Preferred Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code or any successor statute (rounded up to the nearest whole share) shall constitute Excess Shares and be treated as provided in this Article IV. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

               (iii) The Ownership Limit shall not apply to the acquisition of Common Shares or Preferred Shares by an underwriter in a public offering of such shares or in any transaction involving the issuance of shares by the Trust in which the Board of Trustees determines that the underwriter or another person initially acquiring such shares will timely distribute such shares to others such that the following such distribution none of such shares will be Excess Shares.

     Section 4.4. PREVENTION OF TRANSFER. If the Board of Trustees or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 4.2 of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of the Trust in violation of Section 4.2 of this Article IV, the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust, directing the Trust's transfer agent and/or registrar to refuse to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs
Section 4.2(ii), (iii) and (iv) of this Article IV shall automatically result in the designation and treatment described in Section 4.3 irrespective of any action (or non-action) by the Board of Trustees or its designee.

     Section 4.5. NOTICE TO TRUST. Any Person who acquires or attempts to acquire shares in violation of Section 4.2 of this Article IV, or any Person who is a transferee such that Excess Shares result under Section 4.3 of this Article IV, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

     Section 4.6.     INFORMATION FOR TRUST.  Until the Restriction Termination
Date:

               (i) every Beneficial Owner of more than 5.0% (or such other percentage, between 1/2 of 1% and 5%, as provided in the regulations of the Internal Revenue Service promulgated under the Code) of the number or value of outstanding Equity Shares of the Trust shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and a description of how such shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT; and

               (ii) each Person who is a Beneficial Owner of Common Shares and/or Preferred Shares and each Person (including the shareholder of record) who is holding Common Shares and/or Preferred Shares for a Beneficial Owner shall provide to the Trust such information as the Trust may reasonably request in order to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     Section 4.7. OTHER ACTION BY BOARD. Subject to Section 4.22, notwithstanding any other provisions of this Article IV, nothing contained in this Article IV shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT.

     Section 4.8. AMBIGUITIES. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section 4.1, the Board of Trustees shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

     Section 4.9. MODIFICATION OF EXISTING HOLDER LIMITS. Subject to the limitations provided in Section 4.11 of this Article IV, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board of Trustees of the Trust which results in Beneficial Ownership of Common Shares and/or Preferred Shares by such participating Existing Holder. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 4.11 to permit Beneficial Ownership of the Common Shares and/or Preferred Shares acquired as a result of such participation.

     Section 4.10. INCREASE IN OWNERSHIP LIMIT. Subject to the limitations provided in Section 4.11 of this Article IV, the Board of Trustees may from time to time increase the Ownership Limit.

     Section 4.11. LIMITATIONS ON CHANGES IN OWNERSHIP LIMIT. (i) Neither the Ownership Limit nor the Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Equity Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 50% in number or value of the outstanding Equity Shares.

               (ii) Prior to the modification of the Ownership Limit or Existing Holder Limit pursuant to Sections 4.9 or 4.10 of this Article IV, the Board of Trustees of the Trust shall require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary to advisable in order to ensure the Trust's status as a REIT will not be affected.

               (iii) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     Section 4.12. EXEMPTIONS BY BOARD. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Trustees and upon at least 15 days written notice from a Transferee prior to a proposed Transfer which, if consummated, would result in the intended Transferee owning shares in excess of Ownership Limit or Existing Holder Limit, as the case may be, and upon such other conditions as the Board of Trustees may direct, may exempt a Person from the Ownership Limit or the Existing Holder Limit, as the case may be.

     Section 4.13. LEGEND. Each certificate for Common Shares and for Preferred Shares shall bear substantially the following legend:

          The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person may Beneficially Own Common Shares and/or Preferred Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the number or value of the outstanding Equity Shares of the Trust (unless such Person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own Common Shares and/or Preferred Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in trust by the Trust.

     Section 4.14. SEVERABILITY. If any provision of this Article IV or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     Section 4.15. SPECIAL TRUST FOR EXCESS SHARES. Upon any purported Transfer that results in Excess Shares pursuant to Section 4.3 of this Article IV, such Excess Shares shall be deemed to have been transferred to the Trust, as Trustee of a Special Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to
Section 4.18 of this Article IV. Excess Shares so held in the Special Trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee shall have no rights in such Excess Shares except the right to designate a transferee of such Excess Shares upon the terms specified in Section
4.18 of this Article IV. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 4.18 of this Article IV.

     Section 4.16. NO DIVIDENDS OR DISTRIBUTIONS FOR EXCESS SHARES. Excess Shares shall not be entitled to any distributions or dividends. Any dividend or distribution paid prior to the discovery by the Trust that the Common Shares and/or Preferred Shares have been Transferred so as to be deemed Excess Shares shall be repaid to the Trust upon demand.

     Section 4.17. LIQUIDATION DISTRIBUTIONS FOR EXCESS SHARES. Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees of the Trust, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of, the Trust, each holder of Excess Shares shall be entitled to receive, in the case of Excess Shares constituting Preferred Shares, ratably with each other holder of Preferred Shares and Excess Shares constituting Preferred Shares and, in the case of Excess Shares constituting Common Shares, ratably with each other holder of Common Shares and Excess Shares constituting Common Shares, that portion of the assets of the Trust available for distribution to its shareholders as the number of Excess Shares held by such holder bears to the total number of shares of (i) Preferred Shares and Excess Shares then outstanding in the case of Excess Shares constituting Preferred Shares and (ii) Common Shares and Excess Shares then outstanding in the case of Excess Shares constituting Common Shares. The Trust, as holder of the Excess Shares in the Special Trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of the Trust.

     Section 4.18. VOTING RIGHTS FOR EXCESS SHARES. The holders of Excess Shares shall not be entitled to vote on any matter.

     Section 4.19.    NON-TRANSFERABILITY OF EXCESS SHARES.  Subject to
Section 4.22, Excess Shares shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of an interest in the Special Trust (representing the number of shares of Excess Shares held by the Special Trust attributable to a purported Transfer that resulted in the Excess Shares), if (i) the shares of Excess Shares held in the Special Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Shares that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Common Shares and/or Preferred Shares, as the case may be, in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other transaction), a price per share equal to the Market Price for Excess Shares on the date of the purported Transfer that resulted in the Excess Shares. Upon such transfer of an interest in the Special Trust, the corresponding Excess Shares in the Special Trust shall be automatically exchanged for an equal number of Common Shares and/or Preferred Shares, as applicable, and such Common Shares and/or Preferred Shares, as applicable, shall be transferred of record to the transferee of the interest in the Special Trust if such Common Shares and/or Preferred Shares, as applicable, would not be Excess Shares in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Special Trust of the intended transfer and the Special Trust must have waived in writing its purchase rights under Section 4.20 of this Article IV.

          Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under this Section 4.19 of this Article IV, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay such excess to the Trust.

          If any of the foregoing restrictions on transfer of Excess Shares are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Company, to have acted as an agent of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

     Section 4.20. CALL BY TRUST ON EXCESS SHARES. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares, (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Common Shares or Preferred Shares to which such Excess Shares relates on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Board of Trustees determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 4.5 of this Article IV but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 4.19 of this Article IV.

     Section 4.21. INVALIDITY. If any provision of this Article IV or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected except only to the extent necessary to comply with the determination of such court.

     Section 4.22. SETTLEMENTS ON A NATIONAL SECURITIES EXCHANGE. Nothing in Article IV shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The immediately foregoing sentence shall not limit the authority of the Board of Trustees to take any and all actions it deems necessary or advisable to protect the Trust and the interests of the Shareholders in preserving the Trust status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement is so permitted shall not negate the effect of any other provision of this Article IV, and any transferee in such a transaction and the Shares so transferred shall be subject to all of the provisions and limitations set forth in this Article IV.

                                     ARTICLE V

                                     AMENDMENTS

     Section 5.1. POWER TO AMEND. The Trust reserves the right from time to time to make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any shares of outstanding stock. All rights and powers conferred by this Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation.

     Section 5.2. BY SHAREHOLDERS. Except as provided in Section 5.3 below, any amendment to this Declaration of Trust shall be valid only if such amendment shall have been approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter except to the extent Maryland law requires a higher vote.

     Section 5.3. BY TRUSTEES. The Trustees, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the Code or under Title 8.

                                     ARTICLE VI

                              LIMITATION OF LIABILITY

     Section 6.1. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY. No shareholder or Trustee shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder or Trustee, nor shall any shareholder or Trustee be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust Property or the affairs of the Trust.

     Section 6.2. LIMITATION OF TRUSTEE AND OFFICER LIABILITY. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of Trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
In the absence of any Maryland statute limiting the liability of Trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     Section 6.3. EXPRESS EXCULPATORY CLAUSES. Neither the shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all persons shall look solely to the property of the Trust for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

                                    ARTICLE VII

                         NOMINATION AND BUSINESS PROCEDURES

     Section 7.1. GENERAL. At a meeting of the shareholders, no business shall be conducted which has not been properly brought before the meeting as set forth in this Article VII. To be property brought before a meeting, business must be brought before the meeting by or at the direction of the Board of Trustees or brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the Secretary of the Trust must have received written notice not less than sixty (60) days nor more than ninety (90) days prior to the date fixed by the Board of Trustees for such meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure is given or made to shareholders of the date of such meeting, notice by a shareholder to be timely made must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or the public disclosure was made.

     Section 7.2. BOARD OF TRUSTEE NOMINATIONS. In the case of shareholder nominations for election to the Board of Trustees, the notice set forth in
Section 7.1 shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupations or employment of each such nominee for the past five (5) years,
(iii), the number of shares of the Trust which are beneficially owned by each such nominee, (iv) other trusteeships held by each such nominee, (v) the names of business entities of which each such nominee owns a ten percent (10%) or more beneficial interest, and (vi) all other information with respect to the nominees required by the Federal proxy rules in effect at the time the notice is submitted. In addition, such notice shall be accompanied by a statement, over the signature of each proposed nominee, that he consents to being a nominee, if elected he intends to serve as a Trustee, and confirming the information with respect to him set forth in the notice.

     Section 7.3. SHAREHOLDER PROPOSALS. In the case of shareholder proposals or business other than the election of Trustees, the notice set forth in Section 7.1 shall set forth (i) a brief description of the proposal or business to be brought before the meeting, (ii) the name, age, business and residence address of the shareholder submitting the proposal or business, (iii) the principal occupation or employment of that shareholder, (iv) the number of shares of the Trust which are beneficially owned by that shareholder, and (v) any material interest of that shareholder in the proposal or business to be brought before the meeting.

     Section 7.4. DETERMINATIONS BY CHAIRMAN. The Chairman of any meeting in respect of which a shareholder nomination or proposal has been submitted, may, if the facts as determined by the Chairman in his sole discretion warrant, determine and declare to the meeting that the shareholder nomination or proposal was not made in accordance with the procedures set forth in this Article VII, in which event the defective nomination or proposal shall not be considered at such meeting and shall be disregarded and no votes cast either for or against such nomination or proposal shall be counted or, in the event votes have previously been cast for or against such nomination or proposal, the duly appointed inspectors for such meeting shall disregard any such votes.

     Section 7.5.     EXCLUSIVITY.  Notwithstanding anything in this
Declaration of Trust or the By-Laws of this Trust to the contrary, no elections, proposals or other business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Article VII.

                                    ARTICLE VIII

                                       QUORUM

     At an annual meeting of the shareholders called for the sole purpose of electing Trustees and ratifying the selection of the Trust's independent public accountants, the holders of one-third of the outstanding shares of the Trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such annual meeting of shareholders; provided, if less than one-third of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. At any other annual meeting or any special meeting of shareholders, the holders of a majority of the outstanding shares of the Trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such meeting of shareholders; provided, if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present at any meeting of the shareholders, the affirmative vote of the majority of the shares entitled to vote represented at the meeting and entitled to vote on the matter shall be the act of the shareholders, unless a greater vote is required by this Declaration of Trust or Title 8. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

                                     ARTICLE IX
                                   MISCELLANEOUS

     Section 9.1. CONSTRUCTION. This Declaration of Trust shall be construed in such a manner as to give effect to the intent and purposes of the Trust and this Declaration of Trust. If any provisions hereof appear to be in conflict, more specific provisions shall control over general provisions. This Declaration of Trust shall govern all of the relationships among the Trustees and shareholders of the Trust; and each provision hereof shall be effective for all purposes and to all persons dealing with the Trust to the fullest extent possible under applicable law in each jurisdiction in which the Trust shall engage in business. In defining or interpreting the powers and duties of the Trust and the Trustees and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

     Section 9.2. HEADINGS FOR REFERENCE ONLY. Headings preceding the text, articles and sections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction or effect of this Declaration of Trust.

     Section 9.3. FILING AND RECORDING. This Declaration of Trust and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment hereto. An amended Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

     Section 9.4. APPLICABLE LAW. This Declaration of Trust has been executed with reference to and its construction and interpretation shall be governed by the laws of Maryland, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of Maryland.

     Section 9.5. CERTIFICATIONS. Any certificates signed by a person who, according to the records of the State Department of Assessments and Taxation of Maryland, appears to be a Trustee hereunder, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such persons, which certificate may certify to any matter relating to the affairs of the Trust, including but not limited to any of the following: a vacancy among the Trustees; the number and identity of Trustees; this Declaration of Trust and any amendments thereto, or any restated Declaration of Trust and any amendments thereto, or that there are no amendments to the Declaration of Trust or any restated Declaration of Trust; a copy of the By-Laws of the Trust or any amendment thereto; the due authorization of the execution of any instrument or writing; the vote at any meeting of Trustees or a committee thereof or shareholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfies the requirements of the Declaration of Trust; a copy of any By-Law adopted by the shareholders or the identity of any officer elected by the Trustees; or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust. If the Declaration of Trust or any restated Declaration of Trust is filed or recorded in any recording office other than the State Department of Assessments and Taxation of Maryland, anyone dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively upon any certificate of the kind described above which is signed by a person who according to the records of such recording office appears to be a Trustee hereunder. In addition, the Secretary or any Assistant Secretary of the Trust or any other officer of the Trust designated by the By-Laws or by action of the Trustees may sign any certificate of the kind described in this Section 9.5, and such certificate shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust, and the successors and assigns of such person.

     Section 9.6. SEVERABILITY. If any provision of the Declaration of Trust shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of the Declaration of Trust, and the Declaration of Trust shall be carried out, if possible, as if such invalid or unenforceable provision were not contained therein.

     Section 9.7. ANNUAL MEETING OF SHAREHOLDERS. An annual meeting of the shareholders shall be held each year for the purpose of electing Trustees and for the transaction of such other business as may come before the meeting. The date of the annual meeting shall be set by the Board of Trustees on a date following the availability of the trust's audited financial statements of the preceding year but in no event later than May 31, after delivery of the Trust's annual report. The annual meeting of shareholders shall be held at a convenient location and on proper notice as provided in the By-Laws of the Trust.

     Section 9.8. BY-LAWS. The By-Laws of the Trust may be altered, amended or repealed, and new By-Laws may be adopted, at any meeting of the Board of Trustees of the Trust by a majority vote of the Trustees, subject to repeal or change of any such amendment by the affirmative vote of a majority of the shareholders of the Trust entitled to vote thereon.

     Section 9.9. COUNTERPARTS. This Declaration of Trust may be executed in any number of counterparts, all of which taken together shall constitute one Declaration of Trust.

     IN WITNESS WHEREOF, each of the undersigned has executed this Declaration of Trust on this 12th day of August, 1997 and each of the undersigned acknowledges the same to be his act.


                                     /s/ Martin Barber
                                     ------------------------------------------
                                     Martin Barber, Trustee


                                     /s/ John S. Gates, Jr.
                                     ------------------------------------------
                                     John S. Gates, Jr., Trustee


                                     /s/ Robert L. Stovall
                                     ------------------------------------------
                                     Robert L. Stovall, Trustee


                                     /s/ Nichlas C. Babson
                                     ------------------------------------------
                                     Nicholas C. Babson, Trustee


                                     /s/ Alan D. Feld
                                     ------------------------------------------
                                     Alan D. Feld, Trustee


                                     /s/ John J. Kinsella
                                     ------------------------------------------
                                     John J. Kinsella, Trustee


                                     /s/ Thomas E. Robinson
                                     ------------------------------------------
                                     Thomas E. Robinson, Trustee

                            CENTERPOINT PROPERTIES TRUST

                               ARTICLES SUPPLEMENTARY

                       ESTABLISHING AND FIXING THE RIGHTS AND
         PREFERENCES OF A SERIES OF PREFERRED SHARES OF BENEFICIAL INTEREST

     CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority vested in the Board of Trustees of the Company (the "Board of Trustees") by Section 2.3 of the Company's Declaration of Trust (the "Declaration of Trust") and by Section 8-203 of the Maryland General Corporation Law, the Board of Trustees, by duly adopted resolution dated October 27, 1997, has duly designated 3,000,000 shares of the 10,000,000 authorized Series Preferred Shares of beneficial interest in the Company as a series designated the "8.48% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest" which shall possess the preferences, rights, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares as set forth in these Articles Supplementary:

     (1) DESIGNATION AND NUMBER. A series of the Series Preferred Shares in the Company (the "Preferred Shares") designated the "8.48% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest" (the "Series A Preferred"), par value $0.001 per share, is hereby established. The number of shares of the Series A Preferred shall be 3,000,000.

     (2) RANK. The Series A Preferred will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (a) senior to all classes or series of common shares of beneficial interest of the Company (the "Common Shares") and to all equity securities ranking junior to such Series A Preferred; (b) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred; and (c) junior to all equity securities issued in accordance with Section 6(d) below by the Company the terms of which specifically provide that such equity securities rank senior to the Series A Preferred. The term "equity securities" shall not include convertible debt securities.

     (3)  DIVIDENDS.

          (a) Holders of the shares of Series A Preferred shall be entitled to receive, when and as authorized by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8.48% per annum of the $25.00 liquidation preference (equivalent to a fixed annual amount of $2.12 per share). Such dividends shall be cumulative from the first date on which any Series A Preferred is issued and shall be payable quarterly in arrears on or before the thirtieth (30th) day of January, April, July and October of each year or, if any such date is not a business day (as defined herein), the next succeeding business day (each, a "Dividend Payment Date"). The first dividend, which will be payable on January 30, 1998, will be for less than a full quarter. Such dividend and any dividend payable on the Series A Preferred for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the share records of the Company at the close of business on the applicable record date, which shall be the fifteenth (15th) day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Trustees of the Company for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to such Dividend Payment Date (each, a "Dividend Record Date"). As used herein, the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close.

          (b) No dividends on shares of Series A Preferred shall be authorized by the Board of Trustees of the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

          (c) Notwithstanding the foregoing, dividends on the Series A Preferred will accrue whether or not the terms and provisions set forth in
Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized. Accrued but unpaid dividends on the Series A Preferred will accumulate as of the Dividend Payment Date on which they first become payable.

          (d) Except as provided in Section 3(e) below, no dividends (other than a dividend of the Common Shares or in any other shares of beneficial interest ranking junior to the Series A Preferred as to dividends and upon liquidation) shall be authorized or paid or set apart for payment, nor shall any other distribution be authorized or made, upon the Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Series A Preferred as to dividends or upon liquidation, for any period unless full cumulative dividends for all past dividend periods and the then current dividend period have been or contemporaneously are (i) authorized and paid or (ii) authorized and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred.

          (e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Series A Preferred, all dividends authorized upon the Series A Preferred and any other series of Preferred Shares ranking on a parity as to dividends with the Series A Preferred shall be authorized pro rata so that the amount of dividends authorized per share of Series A Preferred and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred and such other series of Preferred Shares (which shall not include any accrual in respect of unpaid dividends on such other series of Preferred Shares for prior dividend periods if such other series of Preferred Shares does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series A Preferred which may be in arrears.

          (f) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred have been or contemporaneously are authorized and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Series A Preferred as to dividends or upon liquidation, shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other shares of beneficial interest of the Company ranking junior to the Series A Preferred as to dividends and upon liquidation, and except as set forth in Section 5(e) below).

          (g) Holders of the Series A Preferred shall not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest in excess of full cumulative dividends on the Series A Preferred as described above. Any dividend payment made on shares of the Series A Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

          (h) If, for any taxable year, the Company elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")) any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of shares of beneficial interest in the Company (the "Total Dividends"), then the portion of the Capital Gains Amount that will be allocable to the holders of the Series A Preferred will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series A Preferred for the year and the denominator of which shall be the Total Dividends.

     (4)  LIQUIDATION PREFERENCE.

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred then outstanding are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution of assets is made to holders of Common Shares or any other class or series of shares of beneficial interest of the Company that ranks junior to the Series A Preferred as to liquidation rights.

          (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Company ranking on a parity with the Series A Preferred in the distribution of assets, then the holders of the Series A Preferred and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (c) Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than thirty (30) nor more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series A Preferred at the respective addresses of such holders as the same shall appear on the share transfer records of the Company.

          (d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred will have no right or claim to any of the remaining assets of the Company.

          (e) The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation, trust or other entity with or into the Company or the sale, lease or conveyance of all or substantially all of the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

     (5)  REDEMPTION

          (a) RIGHT OF OPTIONAL REDEMPTION. The Series A Preferred is not redeemable prior to October 30, 2002. However, in order to ensure that the Company remains a qualified real estate investment trust ("REIT") for federal income tax purposes, the Series A Preferred shall be subject to the provisions of Article IV of the Declaration of Trust pursuant to which Series A Preferred owned by a shareholder in excess of the Ownership Limit (as defined in the Declaration of Trust) will constitute Excess Shares (as defined in the Declaration of Trust) and the Company will have the right to purchase Excess Shares from the holder. On and after October 30, 2002, the Company, at its option and upon not less than thirty (30) nor more than sixty (60) days' written notice, may redeem shares of the Series A Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. If less than all of the outstanding shares of Series A Preferred are to be redeemed, the Series A Preferred to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

          (b)  LIMITATIONS ON REDEMPTION.

               (i) The redemption price of the Series A Preferred (other than the portion thereof consisting of accrued and unpaid dividends) is payable solely out of the sale proceeds of other shares of beneficial interest of the Company, which may include other series of Preferred Shares, and from no other source. For purposes of the preceding sentence, "shares of beneficial interest" means any equity securities (including Common Shares and Preferred Shares), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

               (ii)   Unless full cumulative dividends on all shares of Series
A Preferred shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no shares of Series A Preferred shall be redeemed unless all outstanding shares of Series A Preferred are simultaneously redeemed, and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred (except by exchange for shares of beneficial interest of the Company ranking junior to the Series A Preferred as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series A Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred.

          (c) RIGHTS TO DIVIDENDS ON SHARES CALLED FOR REDEMPTION. Immediately prior to any redemption of Series A Preferred, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred for which a notice of redemption has been given.

          (d)  PROCEDURES FOR REDEMPTION.

               (i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred to be redeemed at their respective addresses as they appear on the share transfer records of the Company. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred except as to the holder(s) to whom notice was defective or not given.

               (ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series A Preferred to be redeemed;
(D) the place or places where the Series A Preferred is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred held by such holder to be redeemed.

               (iii) If notice of redemption of any shares of Series A Preferred has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series A Preferred so called for redemption, then from and after the redemption date dividends shall cease to accrue on such shares of Series A Preferred, such shares of Series A Preferred shall no longer be deemed outstanding and all rights of the holders of such shares shall terminate, except the right to receive the redemption price. Holders of Series A Preferred to be redeemed shall surrender such Series A Preferred at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series A Preferred so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares of Series A Preferred shall be redeemed by the Company at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the shares of Series A Preferred represented by any such certificate are redeemed, a new certificate or certificates representing the unredeemed shares of Series A Preferred shall be issued without cost to the holder thereof.

          (e) APPLICATION OF ARTICLE IV. The shares of Series A Preferred are subject to the provisions of Article IV of the Declaration of Trust, including, without limitation, the provision for the redemption of Excess Shares. Shares of Series A Preferred which constitute Excess Shares pursuant to the Declaration of Trust shall be deemed to have been offered for sale to the Company, which offer may be accepted for the period of time set forth in the Declaration of Trust, at a redemption price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the Market Price (as defined in the Declaration of Trust) at the time of such devise or gift) and (ii) the Market Price of the Series A Preferred on the date the Company, or its designee, accepts such offer. If less than all of the outstanding Series A Preferred is to be redeemed, the Series A Preferred to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

          (f) STATUS OF REDEEMED SHARES. Any shares of Series A Preferred that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Trustees.

     (6)  VOTING RIGHTS.

          (a) Holders of the Series A Preferred will not have any voting rights, except as set forth below.

          (b) Whenever dividends on any shares of Series A Preferred shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a "Preferred Dividend Default"), the holders of such shares of Series A Preferred (voting separately as a class with all other series of Preferred Shares ranking on a parity with the Series A Preferred as to dividends or on liquidation ("Parity Preferred") upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional trustees of the Company (the "Preferred Shares Trustees") at a special meeting called by the holders of record of at least twenty percent (20%) of the outstanding shares of Series A Preferred or the holders of shares of any other series of Parity Preferred so in arrears (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred for the past dividend periods and the accrued dividend for the then current dividend period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment in full.

          (c) If and when all accumulated dividends and the accrued dividend for the then current dividend period on the Series A Preferred shall have been paid in full or set aside for payment in full, the holders of shares of Series A Preferred shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the accrued dividend for the then current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Shares Trustee so elected shall terminate. Any Preferred Shares Trustee may be removed at any time with or without cause by the affirmative vote of, and shall not be removed otherwise than by the affirmative vote of, the holders of record of the outstanding shares of the Series A Preferred when they have the voting rights set forth in Section 6(b) and the holders of record of any other series of Parity Preferred upon which like voting rights have been conferred and are exercisable representing a majority of such shares of Series A Preferred and other series of Parity Preferred, if any, entitled to be voted on the matter, voting as a single class. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by written consent of the Preferred Shares Trustee remaining in office, or if none remains in office, by the affirmative vote of the holders of record of the outstanding shares of Series A Preferred when they have the voting rights set forth in Section 6(b) and the holders of record of any other series of Parity Preferred upon which like voting rights have been conferred and are exercisable representing a majority of such shares of Series A Preferred and other series of Parity Preferred, if any, entitled to be voted on the matter. The Preferred Shares Trustees shall each be entitled to one vote per trustee on any matter.

          (d) So long as any shares of Series A Preferred remain outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the shares of the Series A Preferred outstanding at the time:

               (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

               (ii) amend, alter or repeal the provisions of these Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred or the holders thereof; or

               (iii) enter into a consolidation or merger in which another entity is the surviving entity, unless the holders of the Series A Preferred receive a preference security the rights, preferences, privileges and voting power of which do not differ from those of the Series A Preferred in any manner which is material and adverse to the holder of the Series A Preferred;

provided, however, that with respect to the occurrence of any event set forth in
(ii) or (iii) above, so long as the Series A Preferred remains outstanding with the terms thereof materially unchanged, or the terms of the securities issued in exchange for the Series A Preferred in the consolidation or merger are not materially different from those of the Series A Preferred, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series A Preferred and provided further that any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          (e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

     (7) CONVERSION. The Series A Preferred is not convertible into or exchangeable for any other property or securities of the Company, except that the shares of Series A Preferred may be exchanged by the Company for Excess Shares, in accordance with the Declaration of Trust.

     SECOND: The shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration of Trust.

     THIRD: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

     FOURTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

     FIFTH: The undersigned President of the Company acknowledges these Articles Supplementary to be the act of the Company and, as to all matters or facts required to be verified under oath, the undersigned President hereby acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 4th day of November, 1997.


                                     CENTERPOINT PROPERTIES TRUST
                                     a Maryland real estate investment trust

[SEAL]                               /s/ John S. Gates, Jr.
                                     ------------------------------------------
                                     John S. Gates, Jr., President


ATTEST:


/s/ Paul S. Fisher
-------------------------------
Paul S. Fisher, Secretary

                         ARTICLES SUPPLEMENTARY RELATING TO
                         DESIGNATION, PREFERENCES AND RIGHTS
                  OF JUNIOR PARTICIPATING PREFERRED SHARES, SERIES A
                                          OF
                             CENTERPOINT PROPERTIES TRUST

             Pursuant to Section 8-203 of Article 8 of the Annotated Code
                              of the State of Maryland


          The undersigned officers of CenterPoint Properties Trust, a real estate investment trust organized and existing under the laws of the State of Maryland, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Trustees by the Declaration of Trust of the Trust, the Board of Trustees on July 30, 1998, adopted the following resolution creating a series of 50,000 Series Preferred Shares designated as Junior Participating Preferred Shares, Series A:

          RESOLVED, that pursuant to the authority vested in the Board of Trustees by the Declaration of Trust and out of the Series Preferred Shares authorized therein, the Board hereby authorizes that a series of Series Preferred Shares of the Trust be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Junior Participating Preferred Shares, Series A" (the "Series A Preferred Shares") and the number of shares constituting such series shall be 50,000.

          Section 2.     DIVIDENDS AND DISTRIBUTIONS.

               (A) Subject to the prior and superior rights of the holders of any series of Preferred Shares ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares and of any other junior shares, shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $25.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. The "Adjustment Number" shall initially be 1,000. In the event the Trust shall at any time after July 30, 1998, (i) declare or pay any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares into a greater number of shares or
          (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

               (B) The Trust shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Trustees may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. VOTING RIGHTS. The holders of Series A Preferred Shares shall have the following voting rights:

               (A) Each Series A Preferred Share shall entitle the holder thereof to a number of votes equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) on all matters submitted to a vote of the shareholders of the Trust.

               (B) Except as otherwise provided herein, in the Declaration of Trust or By-Laws, the holders of Series A Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Trust.

               (C) (i) If at any time dividends on any Series A Preferred Share shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly period on all Series A Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Trustees shall be increased by two, effective as of the time of election of such Trustees as herein provided, and (2) the holders of Series A Preferred Shares and the holders of other Preferred Shares upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Shares") with dividends in arrears equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Trustees.

                     (ii) During any default period, such voting right of the holders of Series A Preferred Shares may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the Voting Preferred Shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Shares shall not affect the exercise by the holders of Voting Preferred Shares of such voting right.

                    (iii) Unless the holders of Voting Preferred Shares shall, during an existing default period, have previously exercised their right to elect Trustees, the Board of Trustees may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of Voting Preferred Shares outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Shares, which meeting shall thereupon be called by the Chairman of the Board, the President, an Executive Vice President, a Vice President or the Secretary of the Trust. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Shares are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Shares by mailing a copy of such notice to him at his last address as the same appears on the books of the Trust. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of Voting Preferred Shares outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                     (iv) In any default period, after the holders of Voting Preferred Shares shall have exercised their right to elect Trustees voting as a class, (x) the Trustees so elected by the holders of Voting Preferred Shares shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Trustees may be filled by vote of a majority of the remaining Trustees theretofore elected by the holders of the class or classes of shares which elected the Trustee whose office shall have become vacant. References in this paragraph (C) to Trustees elected by the holders of a particular class or classes of shares shall include Trustees elected by such Trustees to fill vacancies as provided in clause (y) of the foregoing sentence.

                      (v)  Immediately upon the expiration of a default period,
          (x) the right of the holders of Voting Preferred Shares as a class to elect Trustees shall cease, (y) the term of any Trustees elected by the holders of Voting Preferred Shares as a class shall terminate and
          (z) the number of Trustees shall be such number as may be provided for in the Declaration of Trust or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Declaration of Trust or By-Laws).
          Any vacancies in the Board of Trustees effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Trustees.

               (D) Except as set forth herein, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

          Section 4.     CERTAIN RESTRICTIONS.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in
          Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Trust shall not:

                     (i) declare or pay dividends on, or make any other distributions on, any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                     (ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                      (iii) redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Trust may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for any securities of the Trust ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A
          Preferred Shares; or

                     (iv) purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Trustees) to all holders of such shares upon such terms as the Board of Trustees, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Trust shall not permit any subsidiary of the Trust to purchase or otherwise acquire for consideration any the Trust unless the Trust could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. REACQUIRED SHARES. Any Series A Preferred Shares purchased or otherwise acquired by the Trust in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Trustees, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Trust, no distribution shall be made (A) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received the greater of (i) $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) an aggregate amount per share, equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) times the aggregate amount to be distributed per share to holders of Common Shares, or (B) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          Section 7. CONSOLIDATION, MERGER, ETC. In case the Trust shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares then outstanding shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number (as adjusted from time to time pursuant to Section 2(A) hereof) times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged.

          Section 8. NO REDEMPTION. The Series A Preferred Shares shall not be redeemable.

          Section 9. AMENDMENT. The Declaration of Trust of the Trust shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding Series A Preferred Shares, voting together as a single class.

          IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 30th day of July, 1998.

                              CENTERPOINT PROPERTIES TRUST


                              By: /s/ John S. Gates, Jr.
                                  -----------------------------------------
                                   Name:  John S. Gates, Jr.
                                   Title: President


Attest:


/s/ Paul S. Fisher
--------------------------------
Paul S. Fisher, Secretary